Exhibit 99.1

PRESS RELEASE	Contact: Billy Freesmeier
APRIL 13, 2026 8:00 ET	Chief of Staff
(703) 481-4579

MainStreet Bank Elevates David Murrell to Executive VP & Chief Banking Officer

Leveraging nearly two decades of institutional knowledge to drive deposit growth

FAIRFAX, VA, April 13, 2026 — MainStreet Bancshares, Inc. (Nasdaq: MNSB & MNSBP) is pleased to announce the promotion of David Murrell to Executive Vice President and Chief Banking Officer. With over 20-years in the banking industry, Murrell will oversee strategic initiatives to drive deposit growth and strengthen the Bank’s $2.2 billion asset base.

Murrell, who joined MainStreet in 2008, previously specialized in delivering complex financial solutions for high-value sectors, including medical practices, law firms, and government contractors. "David has been a cornerstone of our growth for nearly two decades," said Abdul Hersiburane, President of MainStreet Bank. "His ability to navigate complex business banking landscapes makes him the ideal leader to drive our team and our clients to the next level."

"At MainStreet, we blend high-tech capabilities with a personal touch," said Murrell. "I am passionate about contributing to the success of our clients and the collaborative spirit that makes this bank special." Murrell’s leadership is expected to further the Bank's mission of organic growth while maintaining its role as a "dedicated community leader" through programs like Money Smart and Teach Children to Save.

Mr. Murrell earned a Bachelor of Science with a double major in finance and marketing from the University of Maryland and furthered his studies in accounting at George Mason University. Beyond his professional achievements, David is a dedicated community leader, serving on the board of Equity Now, a non-profit organization dedicated to closing the racial wealth gap by transforming communities of color from "consumers" into "owners."

Murrell’s elevation to this leadership role marks the Bank’s continued commitment to internal talent development and strategic organic growth within the business banking sector. His leadership is expected to accelerate market share capture within our Washington metropolitan footprint, further strengthening MainStreet Bank’s commercial deposit base.

About MainStreet Bank: MainStreet operates seven branches in Herndon, Fairfax, McLean, Leesburg, Clarendon, Middleburg and Washington, D.C. MainStreet Bank has over 55,000 free ATMs and a fully integrated online and mobile banking solution. The Bank is not restricted by a conventional branching system, as it can offer business customers the ability to Put Our Bank in Your Office®. With robust and easy-to-use online business banking technology, MainStreet has "put our bank" in thousands of businesses in the metropolitan area.

MainStreet Bank has a robust line of business and professional lending products, including government contracting lines of credit, commercial lines and term loans, residential and commercial construction, and commercial real estate. MainStreet also works with the SBA to offer 7A and 504 lending solutions. From sophisticated cash management to enhanced mobile banking and instant-issue Debit cards, MainStreet Bank is always looking for ways to improve our customer's experience.

MainStreet Bank was the first community bank in the Washington, D.C., metropolitan area to offer a full online business banking solution. MainStreet Bank was also the first bank headquartered in the Commonwealth of Virginia to offer a solution that provides multi-million-dollar FDIC insurance. Further information on the Bank can be obtained by visiting its website at mstreetbank.com.

This release contains forward-looking statements, including our expectations with respect to future events that are subject to various risks and uncertainties. The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations include: fluctuation in market rates of interest and loan and deposit pricing, adverse changes in the overall national economy as well as adverse economic conditions in our specific market areas, future impacts of pandemic outbreaks, maintenance and development of well-established and valued client relationships and referral source relationships, and acquisition or loss of key production personnel. We caution readers that the list of factors above is not exclusive. The forward-looking statements are made as of the date of this release, and we may not undertake steps to update the forward-looking statements to reflect the impact of any circumstances or events that arise after the date the forward-looking statements are made. In addition, our past results of operations are not necessarily indicative of future performance.